UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 25, 2007
Date of Report (date of earliest event reported)

EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-24939

Delaware	95-4703316
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices including zip code)

(626) 768-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

East West Bancorp, Inc.
Current Report of Form 8-K

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 24, 2007 the Board of Directors of East West Bancorp, Inc. elected a new director, Mr. Steven P. Erwin.

Erwin currently serves as Chief Financial Officer of 21st Century Insurance Group, a personal auto insurance company.  This is a position that he has held since 2006. Erwin has over thirty years of financial and operational experience in banking and other financial services industries. Prior to 21st Century Insurance Group, Erwin held Chief Financial Officer positions at some of the nation’s leading companies, including Health Net, Inc. and U.S. Bancorp. Erwin earned an Executive MBA from the University of Washington and a BS from California State University, Los Angeles.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2007

EAST WEST BANCORP, INC.
By:	/s/ Julia Gouw
Julia Gouw Executive Vice President and Chief Financial Officer